Exhibit 99.1

LaBranche & Co Inc. Prices Senior Note Offering and

Extends Expiration Date of Outstanding Tender Offer

NEW YORK, May 6, 2004 /PRNewswire-FirstCall via COMTEX/ — LaBranche & Co Inc. (NYSE: LAB) announced today that it has priced its previously announced offering of $460 million in aggregate principal amount of senior notes due 2009 (the “2009 Notes”) and senior notes due 2012 (the “2012 Notes” and, together with the 2009 Notes, the “New Notes”) as follows: the 2009 Notes, in the aggregate principal amount of $200 million, will bear interest at a rate of 9-1/2% per annum, and the 2012 Notes, in the aggregate principal amount of $260 million, will bear interest at a rate of 11% per annum. The offering of the 2009 Notes and the 2012 Notes is expected to close on or about May 18, 2004.

The company intends to use the net proceeds of this offering to repurchase its outstanding 9-1/2% Senior Notes due 2004 (“9-1/2% Notes”) (CUSIP No. 505447AB8) and 12% Senior Subordinated Notes due 2007 (“12% Notes” and, together with the 9-1/2% Notes, the “Old Notes”) (CUSIP No. 505447AD4) pursuant to a previously announced tender offer and consent solicitation. The company also intends to use a portion of the net proceeds from this offering to repurchase shares of its outstanding Series B preferred stock, although the preferred stock is not by its terms callable and the company cannot be certain that it will make an offer or be able to repurchase the preferred stock on acceptable terms.

The company also announced today that, in order to coincide with the anticipated settlement date of its offering of New Notes, the company is extending the expiration date of its tender offer to repurchase the Old Notes to midnight, New York city time, on Monday, May 17, 2004, unless further extended by the company. The tender offer previously had been set to expire at midnight, New York City time, on May 10, 2004, unless extended by the company. The tender offer and consent solicitation have been made pursuant to an Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal dated April 5, 2004, which set forth a more detailed description of the tender offer and consent solicitation.

The consent expiration date with respect to the Old Notes was 5:00 p.m., New York City time, on April 19, 2004. Holders who desired to receive the consent payment and the tender offer consideration were required to validly tender their Old Notes pursuant to the tender offer and not withdraw their tender on or prior to the consent expiration date. Holders who validly tender their Old Notes after the consent expiration date will receive the tender offer consideration, but not the consent payment. As of the close of business on April 19, 2004, which was the last day on which validly tendered Old Notes could have been withdrawn, the company had received consents from holders of over 92% of its 9-1/2% Notes and 94% of its 12% Notes, which exceeded the minimum amount of consents required for the proposed amendments to the indentures governing the Old Notes.

Upon consummation of the tender offer, assuming the payment date is May 18, 2004, the company will pay $1,043.54 for each $1,000 principal amount of 9-1/2% Notes purchased in the tender offer (which includes accrued and unpaid interest). The purchase price was determined based on the formula set forth in the Offer to Purchase and Consent Solicitation Statement, which provides for a fixed spread of 50 basis points over the bid side yield (as quoted on Bloomberg Screen PX3 at 10:00 a.m., New York City time, on April 20, 2004) of the 2-1/8% U.S. Treasury Note due August 31, 2004, plus accrued and unpaid interest up to, but not including, the payment date. The purchase price for the 9-1/2% Notes may be higher or lower, based on this formula, depending on the actual payment date for the 9-1/2% Notes.

The total consideration for the 9-1/2% Notes includes a consent payment of $20.00 per $1,000 principal amount of 9-1/2% Notes that is payable only to holders who validly tendered (and did not withdraw) their 9-1/2% Notes before the consent expiration date. Holders who validly tender their 9-1/2% Notes after the consent expiration date, but before the expiration of the tender offer, will be paid $1,023.54 per $1,000 principal amount of 9-1/2% Notes purchased in the tender offer (which includes accrued and unpaid interest).

As previously announced, the company also will pay $1,200.00 plus accrued and unpaid interest up to, but not including, the payment date, per $1,000 principal amount of 12% Notes. The total consideration includes a consent payment of $20.00 per $1,000 principal amount of 12% Notes that is payable only to holders who validly tendered (and did not withdraw) their 12% Notes before the consent expiration date. Holders who validly tender their 12% Notes after the consent expiration date, but before the expiration of the tender offer, will be paid $1,180.00 per $1,000 principal amount of 12% Notes plus accrued and unpaid interest up to, but not including, the payment date.

The closing of the tender offer is subject to certain conditions with respect to each series of Old Notes, including: (i) receipt by the company of gross proceeds from the sale of new senior notes sufficient to finance the purchase of Old Notes of such series in the tender offer, and (ii) the receipt of consents from the holders of at least a majority of the outstanding principal amount of such Old Notes to amend the corresponding indenture (which condition has been satisfied). The company’s obligation to purchase a series of Old Notes in the tender offer is not conditioned on the purchase of the other series of Old Notes.

This press release is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to any securities. The tender offer is being made solely by the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal dated April 5, 2004.

The New Notes are being offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act.

The New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under, or an applicable exemption from the registration requirements of, the Securities Act and applicable state securities laws.

Founded in 1924, LaBranche is a leading Specialist firm. The company is the Specialist for more than 650 companies, seven of which are in the Dow Jones Industrial Average, 30 of which are in the S&P 100 Index and 103 of which are in the S&P 500 Index. In addition, LaBranche acts as the Specialist in over 200 options.

Certain statements contained in this release, including without limitation, statements containing the words “believes,” “intends,” “expects,” “anticipates,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of the company and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The company also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

SOURCE LaBranche & Co Inc.

Larry Prendergast, Executive Vice President of Finance, or Harvey S. Traison, Senior Vice President & Chief Financial Officer, both of LaBranche & Co Inc., +1-212-425-1144; or Investors - Michael Polyviou, or Media - Brian Maddox or Scot Hoffman, all of Financial Dynamics, +1-212-850-5600, for LaBranche & Co Inc. (LAB)